Exhibit 10.6

Amended and Restated Board Compensation Program

Effective June 14, 2007

For purposes of this Program:

1.

Outside Director shall mean any individual that is not an Inside Director and meets the definition of “outside director” as it may be amended from time to time under Section 162(m) the Internal Revenue Code of 1986, as amended, and the rules and regulation thereunder;

2.	Lead Director shall mean the Independent Director selected by a majority of the Independent Directors, pursuant to the Corporate Governance Guidelines.
3.	Inside Director shall mean any individual who is also an officer or employee of the Corporation or any of its affiliates.
4.	Independent Director shall mean any individual who qualifies as an “independent director,” pursuant to the Corporate Governance Guidelines.

The determination of whether or not an individual is an Outside Director, Inside Director or Independent Director (and in the case of an Outside Director whether or not the grant of an option was necessary to attract such individual to join the Board) shall be made by the Board of Directors in its sole and absolute discretion at any time prior or subsequent to the date on which the individual is appointed or elected to the Board of Directors.

	Compensation for Members of
	Board of Directors	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Annual Cash Retainer for Outside Directors (paid quarterly)	$20,000	$5,000	$3,000	$3,000
Additional Annual Cash Retainer for Lead Director (paid quarterly)	$10,000	N/A	N/A	N/A
Meeting Fees for Outside Directors (paid quarterly)	$1,500 per meeting	$1,500 per meeting	$1,000 per meeting	$1,000 per meeting
Telephonic Meeting Fees for Outside Directors (paid quarterly)	$500 per meeting	$500 per meeting	$300 per meeting	$300 per meeting
Annual retainer and meeting fees for Inside Directors	$0	N/A	N/A	N/A
Other	Reimburse out of pocket expenses	Reimburse out of pocket expenses	Reimburse out of pocket expenses	Reimburse out of pocket expenses
Equity Compensation	As set forth in the Company’s 2006 Stock Incentive Plan

Approved By Board of Directors	June 14, 2007